                                                                     EXHIBIT 2.3




                           STOCK REPURCHASE AGREEMENT

                            Dated September 25, 2000

                                 by and between

                                BUSH GARDENS, LLC

                                       and

                      GLENBOROUGH REALTY TRUST INCORPORATED


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                                TABLE OF CONTENTS

                                                                                                 PAGE
1.   PURCHASE AND SALE OF SHARES...................................................................1
     1.1      Purchase and Sale, Purchase Consideration............................................1
     1.2      Determination of Purchase Price......................................................1
     1.3      Price Adjustments....................................................................2
     1.4      Securities Closing...................................................................2

2.   REPRESENTATIONS AND WARRANTIES................................................................3
     2.1      Representations and Warranties of Seller.............................................3
              (a)      Due Organization, Good Standing and Power...................................3
              (b)      Authorization and Validity of Agreement.....................................3
              (c)      No Conflict.................................................................3
              (d)      Title to Shares.............................................................3
              (e)      Finders and Investment Bankers..............................................3
              (f)      Litigation..................................................................4
              (g)      Solvency, Value.............................................................4
              (h)      Knowledge, Access...........................................................4
     2.2      Representations and Warranties of Buyer..............................................4
              (b)      Authorization and Validity of Agreement.....................................5
              (c)      No Conflict.  ..............................................................5
              (d)      Finders and Investment Bankers..............................................5
              (e)      Litigation..................................................................5
              (f)      Investment Representation...................................................6
              (g)      Solvency, Value.............................................................6
              (h)      Buyer's Periodic Reports.  .................................................6

3.   COVENANTS OF THE PARTIES......................................................................7
     3.1      Additional Agreements; Best Efforts; Cooperation.....................................7
     3.2      Publicity............................................................................7
     3.3      Contemporaneous Transactions.........................................................7

4.   CONDITIONS PRECEDENT..........................................................................8
     4.1      Conditions Precedent to Buyer's Obligations..........................................8
              (a)      Consents, Authorizations, Etc...............................................8
              (b)      Injunction, Etc.............................................................8
              (c)      Representations and Warranties; Compliance with Covenants and Obligations...8
              (d)      Opinion of Counsel..........................................................8
              (e)      Purchase Agreement..........................................................8
     4.2      Conditions Precedent to Seller's Obligations.  ......................................8
              (a)      Consents, Authorizations, Etc...............................................9





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
              (b)      Injunction, Etc.............................................................9
              (c)      Representations and Warranties; Compliance with Covenants and Obligations...9
              (d)      Opinion of Counsel..........................................................9
              (e)      Purchase Agreement..........................................................9

5.   INDEMNITY.....................................................................................9
     5.1      Indemnification of Buyer.............................................................9
     5.2      Indemnification of Seller...........................................................10
     5.3      Notice and Opportunity to Defend....................................................10
     5.4      Compounded Losses...................................................................11
     5.5      Subrogation Rights..................................................................11

6.   TERMINATION AND ABANDONMENT..................................................................11
     6.1      Termination and Abandonment.........................................................11
              (a)      By Mutual Action...........................................................11
              (b)      By Buyer...................................................................11
              (c)      By Seller..................................................................11
              (d)      Deadline Date..............................................................11
     6.2      Procedure for Termination...........................................................11
     6.3      Effective Termination...............................................................12

7.   MISCELLANEOUS................................................................................12
     7.1      Survival............................................................................12
     7.2      Expenses............................................................................12
     7.3      Notices.............................................................................12
     7.4      Parties in Interest.................................................................13
     7.5      Headings............................................................................13
     7.6      Governing Law, Venue and Arbitration................................................13
     7.7      Counterparts........................................................................13
     7.8      Severability........................................................................13
     7.9      Entire Agreement; Amendments; Waiver; Severability; Gender..........................14




                                      -ii-
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                           STOCK REPURCHASE AGREEMENT

        This Stock Repurchase Agreement (the "AGREEMENT"), dated September 25, 2000, is entered into by and between Bush Gardens, LLC., a Nevada limited liability company ("SELLER"), and Glenborough Realty Trust Incorporated, a Maryland corporation ("BUYER"), with respect to the Common Stock, $.001 par value per share (the "COMMON STOCK") of Seller.

                              W I T N E S S E T H:

        WHEREAS, Seller owns of record or beneficially, 2,013,700 shares of the Common Stock (collectively, the "SHARES"); and

        WHEREAS, Buyer has proposed to purchase and Seller has agreed to sell all of the shares (the "SHARES") of Common Stock held of record or beneficially by the Seller as of the closing of the transactions contemplated in this Agreement; and

        WHEREAS, contemporaneously herewith, Seller and one or more of its affiliates, on the one hand, and Buyer and one of more of its affiliates, on the other, have entered into that certain Purchase Agreement, of even date herewith (the "PURCHASE AGREEMENT") pursuant to which Seller has agreed to purchase or cause to be purchased and Buyer has agreed to sell or cause to be sold certain multifamily residential properties; and

        WHEREAS, as a condition precedent to the consummation of the transactions contemplated in the Purchase Agreement, Seller has agreed to sell and Buyer has agreed to repurchase, the Shares, upon the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer do hereby agree as follows:

1.      PURCHASE AND SALE OF SHARES

        1.1 Purchase and Sale, Purchase Consideration. Upon the terms and subject to the conditions of this Agreement, at the Securities Closing (as subsequently defined) Seller will sell, assign, transfer and convey, or cause to be sold, assigned, transferred or conveyed to Buyer, and Buyer will purchase from Seller, the Shares, free and clear of any liens, claims, pledges, liabilities, obligations, charges, options, rights of first refusal, limitations, restrictions, trusts, security interests or other encumbrances of any kind whatsoever resulting from the actions of Seller (individually, a "LIEN" and collectively, "LIENS"), other than those existing under Buyer's Articles of Incorporation or those existing under state and federal securities laws generally, for the Purchase Price described below.

        1.2 Determination of Purchase Price. The purchase price (the "PURCHASE PRICE") for the Shares shall be an amount in cash equal to the sum of
(A) $18.50 per share of Common Stock and (B) a pro rata portion of the per share amount of any unpaid dividend on or distribution payable to record holders of the Shares at any time during the fiscal quarter of the Securities Closing, based upon the number of days elapsed since the beginning of the fiscal quarter during which the Securities Closing occurs, and the Securities Closing, as compared to the aggregate number of days in that fiscal quarter. The intent of the preceding sentence is to assure that the Seller receives the benefit of dividends or distributions declared or paid during the fiscal quarter of the Securities Closing, adjusted to reflect the number of days during the quarter in question that the Seller was a record or beneficial holder of the Shares. To the extent that a dividend or distribution on the Shares is declared after the Securities Closing, but before the end of the then current fiscal quarter, the amount payable by Buyer pursuant to clause (B) of the first sentence of this
Section 1.2 shall not be paid at the time of the Securities Closing (since the amount will then be unknown) but will instead be remitted not later than the third day following the payment date for the dividend or distribution in question. To the extent that the Purchase Price shall be increased to reflect a declared but unpaid dividend on the Common Stock, Seller shall, pursuant to
Section 1.4 below, assign its rights to the dividend in question to Buyer.

        1.3 Price Adjustments. Notwithstanding the provisions of Section 1.2 hereof to the contrary, in the event that the Shares shall be the subject of any stock split, stock dividend or similar transaction pursuant to which holders of shares of the Common Stock, including the Seller, actually receive, without the payment of additional consideration, any additional shares of Common Stock, the number of Shares constituting all of the Shares and the specific dollar amounts described in the preceding sentence shall be appropriately and proportionately adjusted. Each of the parties will cooperate in connection with the purchase and delivery of additional shares of Common Stock to be received by Seller with respect to any stock dividend or stock split payable after the Securities Closing to holders of record prior thereto In the event that holders of the Common Stock, including the Seller, shall have received, without the payment of additional consideration, any other security or other property with respect to the Common Stock, whether by way of a dividend, stock combination, stock split or otherwise, and such security or other property shall be listed for trading separately from the Common Stock and have been trading on the New York Stock Exchange or another national securities exchange for not less than eleven trading days prior to the Securities Closing (such separately listed securities or property being the "ADDITIONAL STOCK"), the "Shares" shall be deemed to include, for all purposes hereunder, such Additional Stock. Notwithstanding the immediately preceding sentence, the Seller, at its sole option, shall be entitled to retain and not convey to the Buyer any additional securities, or rights thereto, received with respect to the Common Stock, and in such event, the "Shares" shall not include such securities and the Purchase Price shall be reduced, by the average of the closing prices reported on the New York Stock Exchange (or such other national securities exchange) of any such Additional Stock withheld by Seller for the ten trading days ending in the trading day preceding the Securities Closing. No adjustment shall be made for securities withheld which are not Additional Stock.

        1.4 Securities Closing. The closing of the transactions contemplated herein (the "SECURITIES CLOSING") shall occur at the offices of Buyer, or at such other place as the parties may


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agree, contemporaneously with the closing of the transactions contemplated in the Purchase Agreement. At the Securities Closing, the Buyer shall pay the Purchase Price in cash to the Seller's order by wire transfer of immediately available funds against delivery by the Seller of (i) a guarantee of delivery of the Shares by a member of the National Association of Securities Dealers, Inc. and an appropriate assignment separate or other instrument of transfer with regard thereto in form and substance reasonably satisfactory to the parties and
(ii) in the event that the Purchase Price shall have been increased in the manner contemplated in Section 1.2 above to reflect any declared but unpaid dividend on the Common Stock, an assignment, in form and substance reasonably satisfactory to the parties, of Seller's right to receive such dividend.

2.      REPRESENTATIONS AND WARRANTIES

        2.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

        (a) Due Organization, Good Standing and Power. Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own its properties and to carry on its business as now being conducted and to enter into this Agreement and perform its obligations hereunder. Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

        (b) Authorization and Validity of Agreement. The Seller has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreements or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and accept that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceedings therefore may be brought.

        (c) No Conflict. No filing with, and no permit, authorization, consent, or approval of, any foreign or domestic public body or authority is necessary for the consummation by the Seller of the transactions contemplated by this Agreement. The execution and the delivery of this Agreement by the Seller, the consummation by the Seller of the transactions contemplated by this Agreement and the compliance by the Seller with any of the provisions of this Agreement will not (i) conflict with or result in any breach of any provision of the Articles of Incorporations or Bylaws of the Seller; (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the


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
terms, conditions, or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement, or other instrument or obligation to which the Seller is a party or by which any of its properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Seller or any of its properties or assets.

        (d) Title to Shares. Seller has or will obtain from one of more of its affiliates good and marketable title to the Shares free and clear of any Liens not subject to satisfaction at or prior to the Securities Closing.

        (e) Finders and Investment Bankers. Except as previously disclosed in writing to the Buyer, neither the Seller nor any of its officers or directors, or any of their respective affiliates, has employed any investment banker, business consultant, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, or incurred in any liability for any investment banking, business consultancy, financial advisory, brokerage or finder's fees or commissions in connection with the transactions contemplated hereby, except for fees payable to mortgage bankers and others with respect to certain financing transactions related to the consummation of the transactions contemplated pursuant to the Purchase Agreement.

        (f) Litigation. There is (i) no suit, proceeding, action or claim pending or threatened, (ii) no investigation or inquiry by any administrative agency or governmental body pending or threatened and (iii) no legal, administrative or arbitration proceeding pending or threatened, to which the Seller is or, to the best knowledge of Seller, might become a party, challenging or seeking to prohibit or delay consummation of the transaction contemplated at the Securities Closing, which is reasonably likely to have a materially adverse effect on the financial condition of Seller or Seller's ability to convey the Shares, or which is reasonably likely to result in a claim against the Shares (or any portion thereof), and, to the best knowledge of Seller there is no basis or grounds for any such suit, action, claim, investigation, inquiry or proceeding.

        (g) Solvency, Value. Seller is not now Insolvent (as subsequently defined), nor will Seller be rendered Insolvent by the consummation of the transactions contemplated by this Agreement. Seller's agreement to enter into the Agreement and to consummate the transactions contemplated at the Securities Closing involves no actual intent to hinder, delay or defraud any of Seller's creditors or any person with a lien upon, a claim against or an encumbrance on any of Seller's property. Seller does not intend to incur debts beyond its ability to pay as such debts become due, and there is no reasonable basis for believing that it has or will incurred debts beyond its ability to pay as such debts mature. The Purchase Price to be received for the Shares was arrived at by arm's length negotiation between unrelated parties under no compulsion to agree to or consummate a transaction and represents (i) reasonably equivalent value as that term is utilized in section 548 of the United States Bankruptcy Code and/or the Uniform Fraudulent Transfer Act and (ii) fair consideration as that term is utilized in the Uniform Fraudulent Conveyance Act. As used in this Agreement, "Insolvent" means, with respect to any person or entity, that (i) the sum of the present fair saleable value of such person's or entity's assets does not exceed such person's or entity's debts and other probable liabilities, (ii) such person's capital is unreasonably small or otherwise inadequate for the conduct of its business as presently conducted or as contemplated to be conducted, or
(iii) such person or entity is not able to pay its debts as they mature.


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        (h)     Knowledge, Access. Seller has been provided access to such information regarding the Common Stock, the Buyer, and the Buyer's assets, financial condition and business prospects, including access to executive officers of the Buyer, as it deems necessary to the making of an informed decision to sell the Shares as contemplated herein. Seller is a sophisticated investor with extensive experience in purchase and sale of securities and in the conduct of businesses similar to that of the Buyer.

        2.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

        (a) Due Organization, Good Standing and Power. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite power and authority to own its properties and to carry on its business as now being conducted and to enter into this Agreement and perform its obligations hereunder. Buyer is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

        (b) Authorization and Validity of Agreement. The Buyer has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreements or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and accept that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceedings therefore may be brought.

        (c) No Conflict. No filing with, and no permit, authorization, consent, or approval of, any foreign or domestic public body or authority is necessary for the consummation by the Buyer of the transactions contemplated by this Agreement. The execution and the delivery of this Agreement by the Buyer, the consummation by the Seller of the transactions contemplated by this Agreement and the compliance by the Buyer with any of the provisions of this Agreement will not (i) conflict with or result in any breach of any provision of the Articles of Incorporations or Bylaws of the Buyer; (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement, or other instrument or obligation to which the Buyer is a party or by which any of its properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Buyer or any of its properties or assets.


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


        (d) Finders and Investment Bankers. Except as previously disclosed to Seller in writing, neither the Buyer nor any of its officers or directors, or any of their respective affiliates, has employed any investment banker, business consultant, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, or incurred in any liability for any investment banking, business consultancy, financial advisory, brokerage or finder's fees or commissions in connection with the transactions contemplated hereby.

        (e) Litigation. There is (i) no suit, proceeding, action or claim pending or threatened, (ii) no investigation or inquiry by any administrative agency or governmental body pending or threatened and (iii) no legal, administrative or arbitration proceeding pending or threatened, to which the Buyer is or, to the best knowledge of Buyer, might become a party, challenging or seeking to prohibit or delay consummation of the transaction contemplated at the Securities Closing, which is reasonably likely to have a materially adverse effect on the financial condition of Buyer or Buyer's ability to convey the Shares, or which is reasonably likely to result in a claim against the Shares (or any portion thereof), and, to the best knowledge of Buyer there is no basis or grounds for any such suit, action, claim, investigation, inquiry or proceeding.

        (f) Investment Representation. Buyer is the issuer of the Shares and is acquiring such Shares for its own account and not with a view to or in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended or any applicable state securities laws. The funds constituting the Purchase Price will be obtained by Buyer from its own working capital and will not represent the proceeds of subscriptions or loans by any third party, including any direct or indirect subsidiary or other affiliate of the Buyer, having, or expecting, an interest, whether as an investor, pledgee or other stakeholder, in the Shares.

        (g) Solvency, Value. Buyer is not now Insolvent (as subsequently defined), nor will Buyer be rendered Insolvent by the consummation of the transactions contemplated by this Agreement. Buyer's agreement to enter into the Agreement and to consummate the transactions contemplated at the Securities Closing involves no actual intent to hinder, delay or defraud any of Buyer's creditors or any person with a lien upon, a claim against or an encumbrance on any of Buyer's property. Buyer does not intend to incur debts beyond its ability to pay as such debts become due, and there is no reasonable basis for believing that it has or will incurred debts beyond its ability to pay as such debts mature. The Purchase Price to be paid for the Shares was arrived at by arm's length negotiation between unrelated parties under no compulsion to agree to or consummate a transaction and the exchange of the Shares therefor represents (i) reasonably equivalent value as that term is utilized in section 548 of the United States Bankruptcy Code and/or the Uniform Fraudulent Transfer Act and
(ii) fair consideration as that term is utilized in the Uniform Fraudulent Conveyance Act. The capital surplus of Buyer as of the date hereof is not, and such capital surplus as of the Securities Closing will not be, less than $250,000,000. None of the Buyer's subsidiaries, as described in the Company Reports (as defined below) is Insolvent and none will be rendered Insolvent as a result of the consummation of the transaction contemplated hereby.


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

        (h) Buyer's Periodic Reports. At least since December 31, 1998, the Buyer has filed with the Securities and Exchange Commission, and Buyer will file prior to the Securities Closing, all forms, reports, statements, and documents required to be filed by it pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT"), together with all amendments, supplements or exhibits thereto required by the Securities Act or the Exchange Act (collectively, the "COMPANY Reports") and has otherwise complied in all material respects with the requirements of the Securities Act and the Exchange Act. As of their respective dates, the Company Reports did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were or will be made, not misleading. Each of the historical consolidated balance sheets included in or incorporated by reference into the Company Reports as of its date and each of the historical consolidated statements of income and earnings, shareholders' equity, and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents or will fairly present the consolidated financial condition, results of operations, shareholders' equity, and cash flows, as the case may be, of the Buyer and its subsidiaries for the periods set forth (subject in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principals consistently applied during the periods involved.

3.      COVENANTS OF THE PARTIES

        3.1 Additional Agreements; Best Efforts; Cooperation. Subject to the terms and conditions herein provided, Buyer and Seller each shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable
(i) to satisfy the conditions of such party's obligations hereunder, consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other party in connection with the foregoing, (ii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby,
(iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (iv) to effect all necessary registrations and filings and submissions of information required or requested by governmental authorities.

        3.2 Publicity. The parties shall cooperate with one another with respect to any public announcements relating to the transactions contemplated herein. To the extent commercially reasonable, the parties will provide one another with prior notice of and opportunity to comment on the form and substance of any press release, Company Filing, filing under the Securities Act or the Exchange Act or other public statement or document which is expected to receive public dissemination describing or relating to the transactions contemplated herein. No provision hereof shall be interpreted to restrict a party's ability to timely make any announcement or to file any document required under applicable law.


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


        3.3 Contemporaneous Transactions. The parties have entered into this Agreement in the expectation that the transactions contemplated at the Securities Closing will be part of a series of related transactions described in this Agreement, the Purchase Agreement and that certain Guaranty Agreement, of even date herewith, between Buyer and Seller (the "GUARANTY AGREEMENT"). This Agreement, the Purchase Agreement and the Guaranty Agreement are hereinafter sometimes referred to as the "TRANSACTION DOCUMENTS"). Although the parties contemplate that one or more of the transactions contemplated pursuant to the Transaction Documents will be consummated in advance of the others, it is the intent of the parties hereto and to the Transaction Documents that each of the transactions contemplated at the closings described in each of the Transaction Documents will be consummated if any of them are. Except to the extent that any party to a Transaction Document shall be in breach of its obligations thereunder, it shall be entitled to receive reasonable assurances from the other parties to the Transaction Documents that each of the transactions contemplated at the various closings provided for therein will be consummated in the order and manner provided for in the Transaction Documents and each of the parties hereto agrees to use commercially reasonable efforts to provide such assurances. Notwithstanding the foregoing, no provision of this Section 3.3 is intended to confer any benefit on any third party and no third party to the Transaction Documents shall be entitled to rely upon this Section 3.3 or seek enforcement thereof. In addition, notwithstanding the provisions of this Section 3.3, no party to this Agreement shall be obliged, by virtue thereof, to enter into any amendment to this Agreement or to incur or suffer any material liability, expense or detriment.

4.      CONDITIONS PRECEDENT

        4.1 Conditions Precedent to Buyer's Obligations. The obligations of Buyer to consummate the transactions contemplated at the Securities Closing is subject to the fulfillment to the reasonable satisfaction of the Buyer, prior to the Securities Closing, of each of the following conditions:

        (a) Consents, Authorizations, Etc. All consents, waivers, authorizations and approvals of, and filings with, any governmental agency or authority or any third party which are required in connection with the execution and the delivery by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated at the Securities Closing shall have been obtained or made;

        (b) Injunction, Etc.. There shall be no judgment, decree, injunction, ruling or order by any court, governmental department, commission, agency or instrumentality outstanding against Buyer, Seller or any of their respective affiliates which prohibits, restricts or delays consummation of the transactions contemplated at the Securities Closing;

        (c) Representations and Warranties; Compliance with Covenants and Obligations. The representations and warranties of the Seller contained in this Agreement shall have been true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as of the Securities Closing, except for changes contemplated in this Agreement, with the same force and effect as if made on and as of the Securities Closing, except to the extent


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


that such representations and warranties by their terms relate only to periods of time prior to the Securities Closing;

        (d) Opinion of Counsel. Buyer shall have received an opinion of counsel to the Seller, dated as of the Securities Closing, in form, scope and substance reasonably satisfactory to Buyer, addressing the matters described in
Section 2.1(a), (b), (c) and (d) hereof; and

        (e) Purchase Agreement. The conditions precedent to the closing of the transactions contemplated pursuant to the Purchase Agreement shall have occurred.

        4.2 Conditions Precedent to Seller's Obligations. The obligations of Seller to consummate the transactions contemplated at the Securities Closing is subject to the fulfillment to the reasonable satisfaction of the Seller, prior to the Securities Closing, of each of the following conditions:

        (a) Consents, Authorizations, Etc. All consents, waivers, authorizations and approvals of, and filings with, any governmental agency or authority or any third party which are required in connection with the execution and the delivery by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated at the Securities Closing shall have been obtained or made;

        (b) Injunction, Etc.. There shall be no judgment, decree, injunction, ruling or order by any court, governmental department, commission, agency or instrumentality outstanding against Seller, Buyer or any of their respective affiliates which prohibits, restricts or delays consummation of the transactions contemplated at the Securities Closing;

        (c) Representations and Warranties; Compliance with Covenants and Obligations. The representations and warranties of the Buyer contained in this Agreement shall have been true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as of the Securities Closing, except for changes contemplated in this Agreement, with the same force and effect as if made on and as of the Securities Closing, except to the extent that such representations and warranties by their terms relate only to periods of time prior to the Securities Closing;

        (d) Opinion of Counsel. Seller shall have received an opinion of counsel to the Buyer, dated as of the Securities Closing, in form, scope and substance reasonably satisfactory to Seller, addressing the matters described in
Section 2.2(a), (b), (c) and (d) hereof; and

        (e) Purchase Agreement. The conditions precedent to the closing of the transactions contemplated pursuant to the Purchase Agreement shall have occurred.

        4.3 Waiver of Conditions. Any party may, at its option, waive in writing any or all of the conditions herein contained to which its obligations hereunder are subject.

5.      INDEMNITY

        5.1 Indemnification of Buyer. Seller, from and after the effective time agrees to indemnify, defend and hold harmless Buyer and its officers, directors, and controlling persons harmless from and against any liability, loss, obligation, claim, lawsuit, costs, damage or expense, including, without limitation, reasonable attorneys' fees and expenses (in each case, a "LOSS") asserted against, imposed upon or suffered by them, or any of them, without limit and without regard to the cause or cause thereof, directly or indirectly arising out of, resulting from, relating to or connection with (i) any breach of, inaccuracy in, or non-performance of any representation, warranty, covenant or agreement of Seller contained in this Agreement or (ii) any claim, action or proceeding relating to any actions taken or omitted to be taken by Seller or members of its Board of Directors and in any way related to the execution and delivery of this Agreement or the Purchase Agreement, the performance of this Agreement or the Purchase Agreement or the consummation of the transactions contemplated thereunder.

        5.2 Indemnification of Seller. Buyer, from and after the effective time agrees to indemnify, defend and hold harmless Seller and its officers, directors, and controlling persons harmless from and against any Loss asserted against, imposed upon or suffered by them, or any of them, without limit and without regard to the cause or cause thereof, directly or indirectly arising out of, resulting from, relating to or connection with (i) any breach of, inaccuracy in, or non-performance of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or (ii) any claim, action or proceeding relating to any actions taken or omitted to be taken by Buyer or members of its Board of Directors and in any way related to the execution and delivery of this Agreement or the Purchase Agreement, the performance of this Agreement or the Purchase Agreement or the consummation of the transactions contemplated thereunder.

        5.3     Notice and Opportunity to Defend.

        (a) If any of the persons entitled to indemnification hereunder (an "INDEMNITEE") receives notice of any claim or commencement of any action or proceeding (an "ASSERTED LIABILITY") with respect to which another person (the "INDEMNITOR") is obligated to provide indemnification pursuant to Section 4.1 or
Section 4.2 hereof, the Indemnitee shall promptly give the Indemnitor written notice thereof, describing the Asserted Liability in reasonable detail and indicating the amount (which may be estimated) of the Loss that has been or may be asserted by the Indemnitee against the Indemnitor.

        (b) The failure of the Indemnitee to give such notice shall not result in a loss of the Indemnitee's right to indemnification under this Article 4 unless such failure prejudices the Indemnitor's ability to defend against the Asserted Liability.

        (c) No settlement or compromise of an Asserted Liability may be made by the Indemnitee without the written consent of the Indemnitor, which shall not be unreasonably withheld.

        (d) If the Indemnitor so elects, the Indemnitor, at the Indemnitor's expense shall assume the defense of the Asserted Liability and shall have the right to settle or compromise the same, except that if the Indemnitee's counsel reasonably objects to such assumption on the ground that there may be legal defenses available to the Indemnitee that are different from or in addition to those available to the Indemnitor, then the Indemnitee shall have the right to employ separate counsel approved by the Indemnitor.

        (e) If the Indemnitor assumes the defense of the Asserted Liability, the Indemnitor shall not be liable for the fees and expenses of the Indemnitee's counsel incurred thereafter in connection with the Asserted Liability.

        (f) In no event shall the Indemnitor be liable for the fees and expenses of more than one counsel for any, some or all Indemnitees in any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless in the reasonable opinion of such counsel, there is, under applicable standards of professional conduct a conflict on any significant issue between the positions of any two Indemnitees.

        5.4 Compounded Losses. No party otherwise entitled to indemnification under this Agreement shall be indemnified pursuant to this Agreement to the extent that such party's Loss is increased by the willful misconduct, violation of law, gross negligence or bad faith of such party.

        5.5 Subrogation Rights. In the event that an Indemnitor shall be obligated to indemnify and Indemnitee pursuant to this Article 5, the Indemnitor shall upon payment of any Loss in full, or upon agreement to do so, be subrogated to all rights of the Indemnitee with respect to the Loss to which such indemnification relates; provided, however, that the Indemnitor shall only be subrogated to the extent of any amount actually paid by it pursuant to this
Article 5 in connection with such Loss.

6.      TERMINATION AND ABANDONMENT

        6.1 Termination and Abandonment. This Agreement may be terminated at any time prior to the Securities Closing:

        (a) By Mutual Action. By mutual action of the Boards of Directors of Buyer and Seller;

        (b)     By Buyer. By Buyer, if: (i) any condition set forth in Section
4.1 shall not have been complied with or performed any material respect and if such noncompliance or nonperformance shall not have been cured or eliminated, or by its nature cannot be cured or eliminated, by Seller on or before January 31, 2001; provided, however, that such deadline shall be extended indefinitely, so long as the closing of the transactions contemplated pursuant to the Purchase Agreement have been postponed, and the Purchase Agreement not terminated; or
(ii) Buyer determines in good faith that the Seller will be rendered Insolvent by the consummation of the transactions contemplated at the Securities Closing.

        (c)     By Seller. By Seller, if: (i) any condition set forth in Section
4.2 shall not have been complied with or performed any material respect and if such noncompliance or nonperformance shall not have been cured or eliminated, or by its nature cannot be cured or eliminated, by Buyer on or before January 31, 2001; provided, however, that such deadline shall be extended indefinitely, so long as the closing of the transactions contemplated pursuant to the Purchase Agreement have been postponed, and the Purchase Agreement not terminated; or
(ii) Seller determines in good faith that the Buyer will be rendered Insolvent by the consummation of the transactions contemplated at the Securities Closing.

        (d) Deadline Date. By any party hereto not in breach of its duties and obligations hereunder, in the event that the Securities Closing is not consummated pursuant to this Agreement on or before February 28, 2001; provided, however, that no party shall be entitled to terminate pursuant to this Section 6.1(d) unless, simultaneously therewith, the other party's obligations under the Purchase Agreement are simultaneously terminated.

        6.2 Procedure for Termination. The termination of this Agreement by any party hereto shall be effective only upon the giving of notice of such termination, stating the grounds for such termination and signed by the terminating party, to the other party.

        6.3 Effective Termination. In the event of the termination and abandonment of this Agreement, (i) by mutual action of the Boards of Directors of Buyer and Seller pursuant to Section 6.1(a); or (ii) by either Buyer or Seller pursuant to Section 6.1, no party shall have any liability hereunder (except pursuant to Section 3.2 and Articles 5 and 7, which shall survive any such termination) unless such failure to consummate or fulfill as a condition is or was within the reasonable control Buyer or Seller, in which case, such party having reasonable control shall continue to be liable hereunder.

7.      MISCELLANEOUS

        7.1 Survival. The representations, warranties, covenants and agreements made by Buyer or Seller in this Agreement (including, without limiting the generality of the foregoing, the agreements regarding indemnity set forth herein in Article 5 of this Agreement) shall survive the Securities Closing.

        7.2 Expenses. Each party hereto agrees to pay, without right of reimbursement from the other, the costs incurred by it incident to the performance of its obligations hereunder, whether or not the transactions contemplated hereby shall be consummated, including, without limitation, those incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by it in connection with the transactions contemplated hereby. Any transfer tax imposed on the sale and transfer of the Shares shall be paid by Buyer.

        7.3 Notices. Any notice, approval or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by overnight delivery service, postage prepaid (unless otherwise required by this Agreement), addressed as follows:

         If to Buyer, addressed to:

         Glenborough Realty Trust Incorporated
         400 South El Camino Real, Suite 1100
         San Mateo, California 94402
         Attn:  Robert Batinovich

         With a copy to:

         G. Lee Burns, Jr., Esq.
         Glenborough Realty Trust Incorporated
         400 South El Camino Real, Suite 1100
         San Mateo, California 94402

         If to Seller, addressed to:

         Bush Gardens, LLC
         c/o Westdale Asset Management
         3300 Commerce Boulevard East
         Dallas, Texas  75226
         Attn:  Joseph G. Beard, Manager

         With a copy to:
         Jackson Walker L.L.P.
         901 Main Street, Suite 6000
         Dallas, Texas  75202
         Attn:  William H. Hornberger

or such other address as Buyer or Seller may designate by notice to the other. Notices shall be deemed given when received when delivered and receipted for (or upon the date of attempted delivery where delivery is refused).

        7.4 Parties in Interest. This Agreement cannot be assigned, amended or modified except by a written agreement executed by the parties hereto. This Agreement is binding upon and is for the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Except as specifically provided in Article 5 with respect to Indemnitees, this Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto (or their respective successors or permitted assigns), and no person, firm, corporation or association other than the parties hereto or the successors or permitted assigns of any of them shall acquire or have any right under or by virtue of this Agreement.

        7.5 Headings. The headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

        7.6 Governing Law, Venue and Arbitration. Sections 14(b) and 14(j) of the Purchase Agreement are incorporated herein by reference and made a part hereof.

        7.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may deliver an executed copy of this Agreement and an executed copy of any document contemplated hereby by facsimile transmission to another party except when the law expressly requires physical delivery, and such delivery shall have the same force and effect as any other delivery of a manually signed copy.

        7.8 Severability. If any term or other provision of this Agreement invalid, illegal or incapable of being enforced by any rule of law of public policy, all other terms and provisions will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected an any manner materially adverse to any party hereto. Upon any determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the fullest extent possible.

        7.9 Entire Agreement; Amendments; Waiver; Severability; Gender. This Agreement hereto sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party which is not embodied in this Agreement or in the documents referred to herein, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. The failure of any party at any time to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired. Whenever the context so requires, the masculine shall include the feminine and neuter, and conversely.

EXECUTED by the respective parties, each duly authorized as of the date first above written.

                                     BUYER:

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                     SELLER:

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------